UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2012

Kforce Inc.

(Exact name of registrant as specified in its charter)

Florida	000-26058	59-3264661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 East Palm Avenue, Tampa, Florida 33605

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 552-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 1, 2013, Kforce Inc. (“Kforce”) entered into an amended and restated employment agreement with David M. Kelly (the “Agreement”) in conjunction with his promotion to Senior Vice President, Chief Financial Officer. Pursuant to the Agreement, Mr. Kelly will receive an annual base salary of at least $300,000, in addition to potential rights and benefits under, among other things, Kforce’s bonus, incentive compensation and health plans. The Agreement provides for certain termination benefits upon the occurrence of specific termination scenarios, as described in the Agreement. The Agreement also contains certain confidentiality and non-solicitation provisions.

Also, Kforce eliminated the excise tax gross-up provision in Mr. Kelly’s original employment agreement with Kforce, in accordance with the resolution adopted by the Compensation Committee of the Board of Directors of Kforce and as disclosed in a Current Report on Form 8-K filed with the SEC on October 30, 2009.

The above summary of the Agreement is qualified in its entirety by the terms of the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 8.01	Other Events.

On December 31, 2012, Kforce entered into a corporate stock repurchase plan (the “Plan”), which allows Kforce to repurchase outstanding common stock under a share repurchase program authorized by Kforce’s Board of Directors. The Plan is in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, is effective from January 1, 2013 through February 7, 2013 and is subject to certain price, market, volume and timing constraints specified in the Plan.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Amended and Restated Employment Agreement, dated as of January 1, 2013, between Kforce Inc. and David M. Kelly

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFORCE INC.
(Registrant)

January 3, 2013	By:	/s/ David M. Kelly
David M. Kelly,
Senior Vice President, Chief Financial Officer (Principal Financial Officer)

KFORCE INC.
(Registrant)

January 3, 2013	By:	/s/ JEFFREY B. HACKMAN
Jeffrey B. Hackman,
Vice President, Chief Accounting Officer (Principal Accounting Officer)